FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




Date of Report:  November 22, 2002          Commission File No. 0-8788




                         DELTA NATURAL GAS COMPANY, INC.
                         -------------------------------
              (Exact name of registrant as specified in its charter)



          KENTUCKY           .                 61-0458329                   .
------------------------------     ------------------------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)


     3617 Lexington Road
     Winchester, Kentucky             .               40391   .
---------------------------------------            ------------
(Address of principal executive offices             (Zip Code)



      Registrant's telephone number, including area code (859) 744-6171.

ITEM 5.   OTHER EVENTS.

     The Board of Directors of Delta Natural Gas Company, Inc. at a meeting held November 21, 2002 amended Delta's By-Laws to provide for ten directors, one more than previously authorized. Michael J. Kistner was appointed to fill the vacancy created by the amended By-Laws. Mr. Kistner will serve until the annual meeting of shareholders in 2003.

     Mr. Kistner, 59, is a CPA from Louisville, Kentucky. He retired as a partner in Arthur Andersen LLP nine years ago. While Mr. Kistner was a partner at Arthur Andersen, Delta was that firm's audit client. Mr. Kistner was the Arthur Andersen partner in charge of the Delta audit for a portion of the time he was a partner in that firm.

     In November of 2002, the voters of Kentucky approved an amendment to the Kentucky constitution eliminating mandatory cumulative voting for directors. As a result of this amendment, Delta's directors in the future will be elected by plurality voting. At its November 21, 2002 meeting, Delta's Board also amended its By-Laws to conform to this change in the Kentucky constitution.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                DELTA NATURAL GAS COMPANY, INC.
                                         (Registrant)


                                By___/s/John F. Hall__________________
                                      John F. Hall
                                      Vice President - Finance,
                                      Secretary & Treasurer
                                            (Signature)

Date:  November 22, 2002